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                                                                    EXHIBIT 99.1

                         JEFFERSON SAVINGS BANCORP, INC.
                     SPECIAL MEETING, __________Y ____, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints _________________, __________________
and ______________________, or any of them in case the others are unable or unwilling to act, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of voting stock of Jefferson Savings Bancorp, Inc. held of record by the undersigned on _____________, ______, at the Special Meeting of Shareholders to be held on ____________ __, ________ or any adjournments thereof. The affirmative vote of a majority of the shares represented at the meeting may authorize the adjournment of the meeting; provided, however, that no proxy which is voted against the Agreement will be voted in favor of adjournment to solicit further proxies for such proposal.

                1. Adoption of the Agreement and Plan of Reorganization, dated as of September 20, 2000, (the "Agreement") by and among Union Planters Corporation, Union Planters Holding Corporation, and Jefferson Savings Bancorp, Inc. and the related Plan of Merger and the transactions contemplated thereby, including the merger of Jefferson Savings Bancorp, Inc. with and into Union Planters Holding Corporation, a wholly-owned subsidiary of Union Planters Corporation.

                         _              _                  _
                        |_|  FOR       |_|  AGAINST       |_|  ABSTAIN

                2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, BUT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT.

        The undersigned acknowledges receipt from Jefferson Savings Bancorp, Inc. prior to the execution of this Proxy of Notice of the Special Meeting and the related Proxy Statement/Prospectus.

                DATED: ___________________________, 2001


                                          --------------------------------------
                                                        Signature

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                                                Signature, if held jointly


                                          Please sign exactly as name appears on
                                          this Proxy Card. When shares are held
                                          by joint tenants, both should sign.
                                          When signing as attorney-in-fact,
                                          executor, administrator, personal
                                          representative, trustee or guardian,
                                          please give full title as such. If a
                                          corporation, please sign in full
                                          corporate name by President or other
                                          authorized officer. If a partnership,
                                          please sign in partnership name by
                                          authorized person

     PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.